Exhibit 99.1

Nano Dimension Announces Sale of MarkForged, Inc. to Stratasys

Accelerating Progress Toward Unlocking and Maximizing Long-Term Shareholder Value

Transaction Expected to Reduce Annualized Cash Burn by Approximately $15 Million

WALTHAM, MASSACHUSETTS -- May 27, 2026 (GLOBE NEWSWIRE) -- Nano Dimension Ltd. (Nasdaq: NNDM) (“Nano Dimension”, “Nano”, or the “Company”) today announced that it has entered into a definitive agreement to sell MarkForged, Inc. (“MarkForged”), a wholly owned subsidiary, to Stratasys Ltd. (NASDAQ: SSYS) (“Stratasys”) in an all-cash transaction valued at $42.5 million.

The transaction represents another major step in Nano Dimension’s previously announced three phase strategic plan, which is being executed in parallel, and further advances the Company’s Phase 3 progress toward maximizing long-term shareholder value. Phase 1 focuses on streamlining operations and reducing cash burn through efficiency initiatives and disciplined cost management. Phase 2 focuses on the monetization of product lines to simplify the business and strengthen the balance sheet. Phase 3 focuses on evaluating strategic alternatives to maximize long-term shareholder value and selecting the most compelling path forward.

The sale of MarkForged, Inc. is part of Phase 2 of our strategic plan. The transaction is expected to reduce annualized cash burn by approximately $15 million through a combination of direct and indirect operating cost savings, including certain costs not solely attributable to MarkForged. Nano Dimension will retain the Markforged Metal Binder Jetting product line.

“We are pleased to have reached an agreement with Stratasys that we believe positions MarkForged for continued growth and success under its ownership. This transaction represents a deliberate step in advancing Nano Dimension’s three phase strategic plan and accelerating Phase 3 execution,” said David Stehlin, Chief Executive Officer of Nano Dimension. “We have made meaningful progress across Phase 1 and Phase 2, including cost reductions, operational streamlining and multiple product line monetization actions. As Phase 3 continues to accelerate, we have recently advanced discussions with a focused set of strategic opportunities and potential partners aimed at maximizing long-term shareholder value.”

The transaction is expected to close in the second half of 2026, subject to customary closing conditions and regulatory approvals.

About Nano Dimension Ltd.

Driven by strong trends in onshoring, national security, and increasing product customization, Nano Dimension Ltd. (Nasdaq: NNDM) delivers advanced Digital Manufacturing technologies to the defense, aerospace, automotive, electronics, and medical devices industries, enabling rapid deployment of high-mix, low-volume production with IP security and sustainable manufacturing practices. For more information, please visit https://www.nano-di.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding Nano’s strategic plan and focus on value to shareholders, the expected benefits of the transaction, the reduction in Nano’s annualized cash burn as a result of such sale, the expected timing of the closing of such sale and all other statements other than statements of historical fact that address activities, events or developments that Nano intends, expects, projects, believes or anticipates will or may occur in the future. Forward-looking statements may be characterized by terminology such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Because such statements deal with future events and are based on the current expectations of Nano, they are subject to various risks and uncertainties. The forward-looking statements contained or implied in this communication are subject to other risks and uncertainties, including those discussed under the heading “Risk Factors” in Nano’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2026, and in any subsequent filings with the SEC. Except as otherwise required by law, Nano undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this communication.

Contacts:

Investors: Purva Sanariya

Director, Investor Relations

ir@nano-di.com

Media: Samuel Manning

Principal Manager, External Communications

press@nano-di.com